================================================================================

                                 UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of report (Date of earliest event reported):
                               February 16, 2000



                                INTERLIANT, INC.
                                ----------------
            (Exact name of registrant as specified in its charter)


        Delaware                     0-26115              13-3978980
------------------------------     -----------         ------------------
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of incorporation)            File Number)        Identification No.)



            Two Manhattanville Road
              Purchase, New York                              10577
   ---------------------------------------                  ---------
   (Address of principal executive offices)                 (Zip Code)



                                 (914) 640-9000
                                 --------------
              (Registrant's telephone number, including area code)


================================================================================

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

   On March 13, 2000, Interliant, Inc. ("Interliant") filed a Current Report on Form 8-K to report the acquisitions of Soft Link, Inc. ("Soft Link") and reSOURCE PARTNER, Inc. and subsidiary ("reSOURCE PARTNER") Pursuant to Item 7 of Form 8-K, Interliant indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

(a)  Financial Statements of Business Acquired - Soft Link, Inc.

     Independent Auditor's Report

     Balance Sheets as of December 31, 1999 and 1998

     Statements of Operations and Retained Earnings for the Years Ended December 31, 1999 and 1998

     Statements of Cash Flows for the Years Ended December 31, 1999 and 1998

     Notes to Financial Statements


(b) Consolidated Financial Statements of Business Acquired - reSOURCE PARTNER, Inc. and subsidiary

     Independent Auditors' Report

     Consolidated Balance Sheet as of December 31, 1999

     Consolidated Statement of Operations for the Year Ended December 31, 1999

     Consolidated Statement of Cash Flows for the Year Ended December 31, 1999

     Consolidated Statement of Shareholders' Deficit for the Year Ended December 31, 1999

     Notes to Consolidated Financial Statements



(c)  Pro Forma Combined Financial Information of Interliant, Inc.

     Unaudited pro forma combined condensed balance sheet as of December 31, 1999.

     Unaudited pro forma combined condensed statement of operations for the year ended December 31, 1999

     Notes to unaudited pro forma combined condensed financial statements

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interliant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 2, 2000

                              INTERLIANT, INC

                              By:  /s/ William A. Wilson
                              -----------------------------------
                              William A. Wilson
                              Chief Financial Officer and Treasurer

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Soft Link, Inc.
Maplewood, Minnesota

We have audited the accompanying balance sheets of Soft Link, Inc. (an S corporation) as of December 31, 1999 and 1998, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soft Link, Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Smith Schafer & Associates, Ltd.

Maplewood, Minnesota
February 7, 2000

SOFT LINK, INC.
BALANCE SHEETS
December 31, 1999 and 1998



                                                                                 1999                      1998
---------------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets
      Cash and cash equivalents                                           $        794,651        $          189,318
      Accounts receivable, net                                                   6,508,922                 6,157,535
      Prepaid expenses                                                             372,391                   158,027
                                                                       ----------------------------------------------

          Total Current Assets                                                   7,675,964                 6,504,880

Property and Equipment, net                                                        362,737                   533,245
                                                                       ----------------------------------------------


TOTAL ASSETS                                                              $      8,038,701        $        7,038,125
                                                                       ==============================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable                                                    $         96,943        $          174,021
      Accrued wages                                                              1,455,233                 1,470,282
      Accrued liabilities                                                           74,588                    59,477
                                                                       ----------------------------------------------

          Total Current Liabilities                                              1,626,764                 1,703,780
                                                                       ----------------------------------------------

Commitments and Contingencies (Note 8)

Stockholders' Equity
      Common stock, no par value; 100,000 shares
          authorized; 1,000 shares issued and outstanding                            1,000                     1,000
      Retained earnings                                                          6,410,937                 5,333,345
                                                                       ----------------------------------------------

          Total Stockholders' Equity                                             6,411,937                 5,334,345
                                                                       ----------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $      8,038,701        $        7,038,125
                                                                       ==============================================

See Notes to the Financial Statements
-------------------------------------------------------------------------------------------------------------------

SOFT LINK, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
For the Years Ended December 31, 1999 and 1998



                                                                                    1999                  1998
--------------------------------------------------------------------------------------------------------------------
Services Revenue                                                             $     32,446,788     $      24,218,730

Cost of Services Revenue                                                           22,426,987            16,913,234
                                                                            ----------------------------------------

      Gross Profit                                                                 10,019,801             7,305,496
                                                                            ----------------------------------------

Operating Expenses
      Sales and Marketing                                                           2,215,990             1,881,432
      General and Administrative                                                    2,107,444             1,563,050
                                                                            ----------------------------------------
          Total Operating Expenses                                                  4,323,434             3,444,482
                                                                            ----------------------------------------

Income from Operations                                                              5,696,367             3,861,014
                                                                            ----------------------------------------

Other Income (Expense)
      Other income                                                                    138,484                     -

      Interest income                                                                  22,183                11,689
      Interest expense
                                                                                            -                 (807)
      Loss on disposal of fixed assets                                               (16,276)                     -

                                                                            ----------------------------------------

          Total Other Income                                                          144,391                10,882
                                                                            ----------------------------------------

          Income Before Income Taxes                                                5,840,758             3,871,896

Income Tax Provision                                                                  120,000                32,000
                                                                            ----------------------------------------

Net Income                                                                          5,720,758             3,839,896

Retained Earnings, Beginning of Year                                                5,333,345             3,255,023

      Stockholder Distributions                                                   (4,643,166)           (1,761,574)
                                                                            ----------------------------------------

Retained Earnings, End of Year                                               $      6,410,937     $       5,333,345
                                                                            ========================================



See Notes to the Financial Statements
-------------------------------------------------------------------------------------------------------------------

SOFT LINK, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1999 and 1998



                                                                                   1999                  1998
-------------------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
      Net income                                                             $     5,720,758      $      3,839,896
      Adjustments to reconcile net income to
         net cash provided by operating activities:
          Depreciation and amortization expense                                      294,491               144,567
          Loss on disposal of fixed assets                                            16,276                     -
          Changes in assets and liabilities:
            Accounts receivable                                                    (351,387)           (2,709,189)
            Employee advances                                                              -                53,590
            Prepaid expenses                                                       (214,364)              (61,819)
            Accounts payable                                                        (77,078)                76,462
            Accrued wages and accrued liabilities                                         62               563,862
                                                                            ---------------------------------------
              Net Cash Provided By Operating Activities                            5,388,758             1,907,369
                                                                            ---------------------------------------

Cash Flows From Investing Activities
      Purchase of property and equipment                                           (140,259)             (261,736)
                                                                            ---------------------------------------
              Net Cash Used In Investing Activities                                (140,259)             (261,736)
                                                                            ---------------------------------------

Cash Flows From Financing Activities
      Stockholder distributions                                                  (4,643,166)           (1,761,574)
                                                                            ---------------------------------------
              Net Cash Used In Financing Activities                              (4,643,166)           (1,761,574)
                                                                            ---------------------------------------

Net Increase (Decrease) In Cash And Cash Equivalents                                 605,333             (115,941)

Cash and Cash Equivalents, Beginning Of Year                                         189,318               305,259
                                                                            ---------------------------------------

Cash and Cash Equivalents , End Of Year                                      $       794,651       $       189,318
                                                                            =======================================



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

       Cash Paid During The Year For:

          Interest                                                           $             -       $           807
          Income taxes                                                                97,983                38,977





See Notes to the Financial Statements
-------------------------------------------------------------------------------------------------------------------

SOFT LINK, INC.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.  Description of Business

--------------------------------------------------------------------------------

Soft Link, Inc. ("the Company") was incorporated in the state of Minnesota in 1992. The Company provides information technology services, including software implementation consulting for major providers of human resource and financial management software. The Company is an implementation partner with many software companies and is a service provider to Fortune 1000 and other large and mid-sized companies.

--------------------------------------------------------------------------------

2.  Summary of Significant Accounting Policies

--------------------------------------------------------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company enters into arrangements to provide services, usually billed on a time and materials basis. Services consist of system requirements definition, system design and analysis, customization and installation services, system enhancements and training. Services revenue is recognized as the services are performed, primarily on a time and materials basis.

Revenue on fixed price contracts is recognized using the percentage-of-completion method and is comprised of the portion of expected total contract earnings represented by actual costs incurred to date as a percentage of the contract's total estimated costs at completion. Provisions for anticipated contract losses are recognized at the time that they become evident. There were no fixed price contracts in process as of December 31, 1999 and 1998.

Deferred revenue consists of the unearned portion of billings on fixed price contracts as well as deposits paid by customers prior to the performance of services. There was no deferred revenue balance as of December 31, 1999 and 1998.

Unbilled receivables result from revenue that has been earned but not yet billed. The unbilled receivables can be invoiced at contractually defined intervals as well as upon completion of the contract.

Cost of Services Revenue
------------------------

Cost of services revenue is comprised primarily of salaries and benefits.

SOFT LINK, INC.

--------------------------------------------------------------------------------

2.  Summary of Significant Accounting Policies (Continued)

--------------------------------------------------------------------------------

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1999 and 1998, the Company maintained a cash balance with a financial institution that exceeded the $100,000 federally insured limit. Additionally, the Company's cash balances exceeded the federally insured limit at various times throughout 1999 and 1998.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years for computer equipment and software, five or seven years for furniture and fixtures, and the shorter of the useful life or term of the lease for leasehold improvements. Upon retirement or disposition of property and equipment, the related gain or loss is reflected in the statement of operations.

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company limits the amount of investment exposure in any one financial investment and does not have any foreign currency investments nor does it accept payment from customers in foreign currency. The Company sells services to various companies without requiring collateral. However, the Company routinely assesses the financial strength of its customers and maintains allowances for anticipated losses.

There were two customers that represented 19% and 11%, respectively, of total accounts receivable as of December 31, 1999 and no customers that represented 10% or more of accounts receivable as of December 31, 1998.

One customer represented approximately 20% of revenue for the year ended December 31, 1999. The same customer represented approximately 10% of revenue for the year ended December 31, 1998.

For the years ended December 31, 1999 and 1998, over 90% of the Company's revenues were derived from projects in which its consultants implemented or provided training on software developed by a major provider of Enterprise Resource Planning (ERP) software products.

Income Taxes
------------

The Company, with the consent of its stockholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

SOFT LINK, INC.

--------------------------------------------------------------------------------

2.  Summary of Significant Accounting Policies (Continued)

--------------------------------------------------------------------------------

Income Taxes (Cont'd)
---------------------

The majority of the states in which the Company does business recognize the federal S election and the stockholders are liable for the state income taxes in those states. However, certain states do not recognize the Company's status as an S corporation and these states impose corporate level income taxes. Certain states also impose minimum fees or other corporate level excise taxes that have been included in the provision for income taxes. The amount of corporate state income taxes included in the income tax provision for the year ended December 31, 1999 and 1998 was $60,000 and $32,000, respectively.

In 1999, the Company became subject to Canadian nonresident withholding taxes. The amount of Canadian income taxes included in the income tax provision for the year ended December 31, 1999 is $60,000.

Comprehensive Income
--------------------

The Company does not have any components of comprehensive income other than net income.

Recent Accounting Pronouncements
--------------------------------

In March 1998 the American Institute of Certified Professional Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The statement is effective for the year ended December 31, 1999 and provides guidance for the costs of computer software developed or obtained for internal use. The Company's adoption of this statement did not have a material impact on its financial position or results of operations.

In 1998, the Company adopted SOP 97-2 "Software Revenue Recognition" and SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions," which did not significantly affect existing revenue recognition policies.

Reclassifications
-----------------

Certain reclassifications have been made in the 1998 financial statements to conform to classifications used in the 1999 financial statements.

--------------------------------------------------------------------------------

3.  Change in Accounting Estimate

--------------------------------------------------------------------------------

During 1999, the Company changed the period of depreciation and amortization over certain asset classes within property and equipment to more accurately represent the useful lives of the assets.

SOFT LINK, INC.

--------------------------------------------------------------------------------

3.  Change in Accounting Estimate (Continued)

--------------------------------------------------------------------------------

Computer hardware and equipment, previously depreciated over a five year period, have been assigned a useful life of three years. Leasehold improvements, previously depreciated over a period ranging from ten to forty years, have been assigned a useful life of five years. This corresponds with the term of the related operating leases.

The change in these estimated useful lives resulted in additional depreciation and amortization expense of $78,265 for the year ended December 31, 1999. The effect of this change did not impact the reported results of operations for the year ended December 31, 1998.

--------------------------------------------------------------------------------

4.  Accounts Receivable

--------------------------------------------------------------------------------

Accounts receivable as of December 31, 1999 and 1998 consisted of the following:

                                                1999           1998
                                        ------------   ------------
Billed receivables                      $  4,019,663   $  3,727,043
Unbilled receivables                       2,515,335      2,447,333
                                        ------------   ------------
                                           6,534,998      6,174,376
Less allowance for doubtful accounts         (26,076)       (16,841)
                                        ------------   ------------

  Accounts receivable, net              $  6,508,922   $  6,157,535
                                        ============   ============

--------------------------------------------------------------------------------

5.  Prepaid Expenses

--------------------------------------------------------------------------------

Prepaid expenses as of December 31, 1999 and 1998 consisted of the following:

                                  1999        1998
                            ----------  ----------

Prepaid insurance           $   43,317  $   27,513
Prepaid health insurance        74,350      39,600
Prepaid rent                    10,593      10,871
Other prepaid expenses         244,131      80,043
                            ----------  ----------
  Total prepaid expenses    $  372,391  $  158,027
                            ==========  ==========

Other prepaid expenses consists primarily of prepurchased airline tickets, annual software license and maintenance renewals, prepurchased training and annual membership dues and advertising expenses.

SOFT LINK, INC.

--------------------------------------------------------------------------------

6.  Property and Equipment

--------------------------------------------------------------------------------

Property and equipment as of December 31, 1999 and 1998 consisted of the following:

                                                   1999          1998
                                            -----------   -----------
Computer equipment and software             $   547,496   $   499,225
Office equipment, furniture and fixtures        276,086       235,377
Leasehold improvements                           42,677        26,408
                                            -----------   -----------
                                                866,259       761,010
Less accumulated depreciation                  (503,522)     (227,765)
                                            -----------   -----------

  Property and equipment, net               $   362,737   $   533,245
                                            ===========   ===========

Depreciation expense was $294,491 and $144,567 for the years ended December 31, 1999 and 1998, respectively.

--------------------------------------------------------------------------------

7.  Accrued Wages

--------------------------------------------------------------------------------

Accrued wages as of December 31, 1999 and 1998 consisted of the following:

                                           1999          1998
                                   ------------  ------------

Accrued wages and payroll taxes    $    689,993  $    511,136
Accrued bonuses                         525,579       714,851
Accrued leave                           239,661       244,295
                                   ------------  ------------

  Accrued wages                    $  1,455,233  $  1,470,282
                                   ============  ============

The Company offers two alternative pay plans for its consulting employees. It is generally the consulting employee's option to determine which pay plan to utilize. Employees under an hourly pay plan receive a higher base rate of pay but are ineligible for an annual bonus, travel bonus, or leave pay. Salaried employees are eligible to receive travel bonus and leave pay. Certain salaried employees that were employed before May 1998 are also eligible for an annual bonus as long as they remain on the salaried pay plan. The annual bonus is determined utilizing a specific performance-based formula that is paid in the following year. In addition, all salaried employees accrue leave pay at the rate of one hour for every eight hours worked. The Company accrues leave pay at the average hourly rate of the employee. A majority of the Company's consultants opt to utilize the hourly pay plan.

SOFT LINK, INC.

--------------------------------------------------------------------------------

8.  Commitments and Contingencies

--------------------------------------------------------------------------------

Lease Obligations

The Company leases certain office facilities, automobiles and equipment under noncancelable operating lease arrangements with expiration dates extending through May 2004. The total lease expense for the years ended December 31, 1999 and 1998 was $144,042 and $108,671, respectively.

The Company entered into an operating lease for the new corporate headquarters on November 1, 1997. The lease term began February 1, 1998 and ends January 31, 2003. Required monthly rental payments include base rent of $5,209 and an estimated monthly operating expense of $2,083. Also, the Company entered into an operating lease agreement for additional space at the same location on July 6, 1998. The lease term began upon occupancy in May 1999 and ends April 30, 2004. Required monthly rental payments for the additional space include base rent of $3,125 and an estimated monthly operating expense of $1,250. Both lease agreements contain a renewal option for an additional five-year period. The Company is responsible for the cost of real estate taxes, insurance, utilities and other operating costs of both facilities.

Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are:

       2000     $  168,083
       2001        157,606
       2002        147,931
       2003         59,792
       2004         17,500
                ----------

       Total    $  550,912
                ==========

The future minimum lease payments shown above include the estimated monthly operating expenses as outlined in the leases for the Company's headquarters.

Purchase Obligations

In September 1999, the Company entered into an agreement to have vendor-provided training available for the Company's consultants. Under the terms of the agreement, the Company is required to make annual payments of $23,552 until the expiration of the agreement on September 28, 2002. The Company may, at its option, cancel the agreement in whole prior to September 28, 2001 for a cancellation fee of $2,355. An additional commitment to make annual payments of $7,500 in 2000 and 2001 for web hosting services is cancelable at the option of the Company after the first 12-month period.

SOFT LINK, INC.

--------------------------------------------------------------------------------

9.  Line of Credit

--------------------------------------------------------------------------------

In December 1999, the Company obtained a $1,000,000 line of credit, maturing on December 24, 2000. The line of credit bears interest at the financial institution's prime rate (8.50% as of December 31, 1999). The line is collateralized by a lien on all corporate assets. As of December 31, 1999, there were no outstanding borrowings under this line of credit. Interest expense was not incurred under this line of credit for the year ended December 31, 1999.

--------------------------------------------------------------------------------

10.  Retirement Plan

--------------------------------------------------------------------------------

Effective May 1, 1995, the Company implemented a qualified profit sharing plan ("the Plan"), that includes a 401(k) elective deferral feature. During 1999, the Company amended and restated its plan for a change in trustee and asset custodian. All other provisions of the plan remained unchanged. Profit sharing and salary deferral matched contributions to the Plan by the Company are discretionary. No employer contributions were made to the Plan for the years ended December 31, 1999 or 1998. The Plan covers substantially all of the Company's employees.

--------------------------------------------------------------------------------

11.  Subsequent Events

--------------------------------------------------------------------------------

Sale of Company
---------------

In January 2000, the Company and the Company's shareholders signed a nonbonding letter of intent to sell all of the Company's outstanding common stock to a wholly-owned subsidiary of Interliant, Inc.

Stockholder Distributions
-------------------------

Distributions in the aggregate amount of $1,800,000 were made to the principal stockholders in January 2000.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Board of Directors
and Shareholders of reSOURCE PARTNER, Inc.


We have audited the accompanying consolidated balance sheet of reSOURCE PARTNER, Inc. (a subsidiary of Borden, Inc.) and its subsidiary as of December 31, 1999, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of reSOURCE PARTNER, Inc. and its subsidiary at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

Columbus, Ohio
February 11, 2000
reSOURCE PARTNER, Inc. and subsidiary
Consolidated Statement of Operations
For the Year Ended December 31, 1999
(Dollars in thousands, except per share amounts)
--------------------------------------------------------------------------------


Net revenues
  Affiliated                                                            $    15,931
  Trade                                                                       9,182
                                                                        -----------
  Total net revenues                                                         25,113

Cost of services                                                             27,097
                                                                        -----------

Gross margin (deficit)                                                      (1,984)

Sales and marketing expense                                                   3,005
General and administrative expense                                            5,807
                                                                        -----------

Operating loss                                                             (10,796)

Interest expense - affiliated                                                 (669)
Interest income                                                                 167
                                                                        -----------

Loss before discontinued operations                                        (11,298)

Discontinued operations:
 Loss from operations                                                          (81)
 Gain on disposal                                                               453
                                                                        -----------

Net loss                                                                $  (10,926)
                                                                        ===========

Per Share Data
--------------
Loss before discontinued operations                                         $(3.02)
 Discontinued operations:
   Loss from operations                                                      (0.02)
   Gain on disposal                                                            0.12
                                                                        -----------
Basic and diluted loss per common share                                 $    (2.92)
                                                                        ===========

Average number of common shares outstanding
  during the year                                                         3,739,000
-----------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements

reSOURCE PARTNER, Inc. and subsidiary
Consolidated Balance Sheet
As of December 31, 1999

(Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets
    Cash and equivalents                                                                                  $ 457
    Trade accounts receivable                                                            $ 2,024
    Affiliated accounts receivable                                                         1,100
    Allowance for doubtful accounts                                                        (633)
                                                                                   --------------
         Total accounts receivable, net                                                                   2,491
    Prepaid maintenance contracts                                                                           466
    Prepaid insurance and other current assets                                                              697
                                                                                                  ---------------
                                                                                                          4,111

    Payroll and benefit funds held for customers                                                          4,156
                                                                                                  ---------------
           Total current assets                                                                           8,267

Equipment and Leasehold Improvements
    Machinery and equipment                                                                              12,758
    Leasehold improvements                                                                                1,227
                                                                                                  ---------------
                                                                                                         13,985
    Less accumulated depreciation                                                                        (7,631)
                                                                                                  ---------------
                                                                                                          6,354
                                                                                                  ---------------

Other Assets                                                                                                 64
                                                                                                  ---------------

TOTAL ASSETS                                                                                             $14,685
                                                                                                  ===============

-----------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements

reSOURCE PARTNER, Inc. and subsidiary
Consolidated Balance Sheet
As of December 31, 1999

(Dollars in thousands, except per share amounts)
-----------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
    Accounts and drafts payable                                                                        $ 2,575
    Affiliated payables                                                                                    377
    Affiliated borrowings                                                                               16,350
    Other current liabilities                                                                            1,439
                                                                                            -------------------
                                                                                                        20,741

    Payroll and benefit funds held for customers                                                         4,156
                                                                                            -------------------
           Total current liabilities                                                                    24,897

Other Liabilities
    Postretirement benefit and other obligations                                                           915
    Pension benefit obligations                                                                            653
                                                                                            -------------------
                                                                                                         1,568
                                                                                            -------------------
Commitments and Contingencies (Note 7)

Shareholders' Deficit
    Common stock - $0.01 par value; 4,700,000 shares authorized,
          3,759,000 issued and 3,735,000 outstanding                                                        38
    Paid in capital                                                                                     18,759
    Accumulated deficit                                                                               (30,508)
    Common stock in treasury at cost - 24,000 shares                                                      (69)
                                                                                            -------------------
    Total shareholders' deficit                                                                       (11,780)
                                                                                            -------------------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                            $14,685
                                                                                            ===================

-----------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements


reSOURCE PARTNER, Inc. and subsidiary
Consolidated Statement of Cash Flows
For the Year Ended December 31, 1999

(Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------

Cash Flows From (Used In) Operating Activities
    Net loss                                                                                             $(10,926)
    Adjustments to reconcile net loss to net cash used in operating activities:
      Loss from discontinued operations                                                                         81
      Gain on disposal of discontinued operations                                                            (453)
      Depreciation and amortization                                                                          2,372
      Net change in assets and liabilities:
        Accounts receivable, net                                                                             1,923
        Prepaid maintenance contracts                                                                           93
        Prepaid and other current assets                                                                     (566)
        Other assets                                                                                            29
        Accounts and drafts payable                                                                          (713)
        Affiliated payables                                                                                     59
        Other current liabilities                                                                            (294)
        Postretirement and other liabilities                                                                   399
        Pension benefit obligations                                                                           (70)
                                                                                             ----------------------
                                                                                                           (8,066)
          Net cash used by discontinued operations                                                             (3)
                                                                                             ----------------------
                                                                                                           (8,069)
                                                                                             ----------------------
Cash Flows From (Used In) Investing Activities
    Capital expenditures                                                                                   (1,374)
    Proceeds from sale of discontinued operations                                                            1,518
                                                                                             ----------------------
                                                                                                               144
                                                                                             ----------------------
Cash Flows Used In Financing Activities
    Affiliated borrowings - net                                                                              8,150
                                                                                             ----------------------

  Increase in cash and equivalents                                                                             225
  Cash and equivalents at beginning of year                                                                    232
                                                                                             ----------------------
  Cash and equivalents at end of year                                                                        $ 457
                                                                                             ======================


-----------------------------------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information

      Cash paid - affiliated interest                                                                        $ 656
                                                                                           ========================


-----------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements


reSOURCE PARTNER, Inc. and subsidiary
Consolidated Statement of Shareholders' Deficit
For the Year Ended December 31, 1999

(Dollars in thousands)
------------------------------------------------------------------------------------------------------------------------
                                       Common           Paid in           Accumulated          Treasury
                                        Stock            Capital            Deficit              Stock            Total
---------------------------------------------------------------------------------------   ------------------------------
Balance, December 31, 1998                 $   38       $ 18,759            $ (19,582)            $ (69)         $  (854)

Net loss                                                                      (10,926)                           (10,926)
                                     -------------    -----------        --------------    --------------    -------------

Balance, December 31, 1999                 $   38       $ 18,759            $ (30,508)            $ (69)       $ (11,780)
                                     =============    ===========        ==============    ==============    =============

------------------------------------------------------------------------------------------------------------------------
See notes to Consolidated Financial Statements

reSOURCE PARTNER, Inc. and subsidiary
Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

1. Background and Nature of Operations

reSOURCE PARTNER, Inc. ("the Company") is a subsidiary of Borden, Inc. ("Borden"). Borden beneficially owns 95% of the Company with key management owning the remaining interest. The Company was formed to provide a broad range of shared services primarily for affiliated businesses of Borden. The Company owns an insurance brokerage company whose accounts are included in these statements.

The Company owns a PeopleSoft Human Resource Management System (HRMS) license and operates a PeopleSoft training center. The Company is a member in the PeopleSoft Certified Outsourcing Partner Program and PeopleSoft Select Alliance Partner Program.

The Company focuses its services in three related businesses linked together by its applications and IT platform:

 .    Consulting, which includes design and integration of human resources and financial systems, IT systems and payroll and benefit programs.

 .    Hosting, which includes application management of PeopleSoft HRMS and financial systems and IT infrastructure-outsourcing management.

 .    Processing, which includes business process outsourcing for payroll, tax and benefits and pension administration.

The Company's client base includes commercial clients and Borden related entities ("affiliates") in the chemical and food manufacturing, health care, hospitality, and information technology industries.

2.  Summary of Significant Accounting Policies

Basis of Presentation
---------------------

The Company operates as an independent division of Borden. The consolidated financial statements include the accounts of the Company and its insurance brokerage subsidiary, after elimination of intercompany accounts and transactions.

The Company has incurred a $11,298 loss before discontinued operations and used
$8,069 of cash in operations during 1999.   The ability of the Company to
continue to operate as a going concern is based on its ability to continue to fund operations. Borden has agreed to fund the operations of the Company for a reasonable period of time as long as it remains a subsidiary of Borden. As discussed in Note 13, the Company has entered into a letter of intent to sell substantially all of its assets and certain liabilities.

Cash and Equivalents
--------------------
Cash and equivalents include cash on deposit and all highly liquid investments purchased with an original maturity of three months or less.

Trade and Affiliated Accounts Receivable
----------------------------------------

Accounts receivable include amounts owed to the Company, by its customers, for services rendered and contain balances owed by both trade and affiliated customers. Affiliated receivables are for ongoing services provided by the Company. Unbilled trade and affiliated revenues (included in accounts receivable) of $559 and $169, respectively, at December 31, 1999 represent revenues earned which have not yet been billed due to the timing of invoice generation. The Company provides a reserve for uncollectible accounts. Management believes such reserve is adequate at December 31, 1999.

Prepaid Assets
--------------
Prepaid maintenance contracts and prepaid insurance are deferred and expensed over the life of the agreements, which typically are for a one-year term.

Payroll and Benefit Funds Held for Customers
--------------------------------------------

As part of its payroll and payroll tax filing services, the Company collects funds for federal, state and local employment taxes from its customers. The Company also collects funds for medical claims and processes payments for its customers. The Company receives deposits from customers for payroll tax deposits and payment of benefit claims in advance of disbursing the funds. Offsetting liabilities are recorded for funds held. All customer funds are held in accounts separate from the Company's general operating funds.

Equipment and Leasehold Improvements
------------------------------------

Equipment and leasehold improvements are stated at cost. Depreciation is recorded on a straight-line basis over useful lives primarily ranging from 3 to 15 years. Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation expense for 1999 was $2,372.

Financial Instruments
---------------------

The carrying amount for cash and equivalents, receivables, accounts, drafts and affiliated payables, affiliated short-term borrowings and other liabilities approximates fair value due to the short maturities of these instruments.

Revenue Recognition
-------------------

Affiliated and trade revenues are recognized when services are provided. Amounts billed in advance are recorded as deferred revenue (included in other current liabilities) and are recognized when services are provided, generally the month subsequent to billing.

Cost of Services
----------------

Cost of goods sold includes the direct costs of providing services to customers. Types of expenses included are salaries and benefits, rent, depreciation, travel costs, outside fees and system costs associated with the implementation and ongoing support of a customer. All costs relative to a customer's implementation are expensed when incurred.

Sales and Marketing Expense
---------------------------

Production costs of future media advertising are expensed on the first airdate or print release date of the advertising. All other advertising and promotion expenses are expensed as incurred. Total advertising expense was $633 in 1999.

Pension and Retirement Savings Plan
-----------------------------------
The Company's employees are covered by a Borden pension plan. The Borden-sponsored plan is accounted for under Statement of Financial Accounting Standard ("SFAS") No. 87.

Substantially all of the Company's employees participate in Borden's retirement savings plan. The Company's cost of providing the retirement savings plan represents its matching of eligible contributions made by participating employees and is recognized as a charge to income in the year the cost is incurred.

Non-pension Post Employment Benefits
------------------------------------

The Company provides certain health and life insurance benefits for eligible retirees and their dependents. The benefits are accounted for under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," whereby the cost of postretirement benefits is accrued during the employees' working careers. The Company provides certain other postemployment benefits to qualified former and inactive employees. The benefits are accounted for under SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which requires that the cost of benefits provided to former or inactive employees after employment, but before retirement, be accrued when it is probable that a benefit will be provided.

Income Taxes
------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the use of liability method of accounting for deferred income taxes. The Company is included in the consolidated tax return of Borden. The Company accounts for income taxes on a separate return basis under a tax sharing agreement with Borden. The provisions of the agreement provide that the Company will only realize the tax benefit of the net operating losses to the extent it pays income taxes. Due to the uncertainty of future taxable income, the Company fully reserves for the value of deferred tax assets.

General Insurance
-----------------

The Company has insurance policies to cover potential losses and liabilities relating to workers' compensation, health and welfare claims, physical damage to property, business interruption and comprehensive general and product liability. These policies generally have deductibles. Losses are accrued for the estimated aggregate liability for claims incurred using certain actuarial assumptions and the Company's experience.

Earnings Per Share
------------------

Basic and diluted loss per common share for 1999 is computed by dividing net loss by the weighted average number of common shares outstanding during the 1999. Options issued that enable the holder to obtain additional shares of stock were not assumed exercised because they were anti-dilutive for 1999. The Company has no other potentially dilutive securities.

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company invests most of its excess cash with Borden, which in turn places the funds in temporary cash investments and marketable securities with high quality institutions and performs ongoing evaluations of the financial condition of the institutions. Borden, by policy, limits the amount of credit exposure to any one institution. The Company generally does not require collateral or other security to support customer receivables. The Company monitors its exposure to credit losses and maintains allowances for anticipated losses. Sales to the Company's largest customers, Borden Foods Corporation and Borden Chemical, Inc. were $6,816 and $4,853, respectively for 1999.

Impairment
----------

The Company periodically evaluates the recoverability of equipment and leasehold improvements by assessing whether the carrying value can be recovered over its remaining useful life through expected future undiscounted cash flows. In the opinion of management, no such impairment existed at December 31, 1999.

Stock Options
-------------

The Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company will continue to apply its current accounting policy of the intrinsic value method under Accounting Principles Board Opinion No. 25 and will include the additional disclosures required by SFAS No. 123.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Recently Issued Accounting Statements
-------------------------------------

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires all derivatives be measured at fair value and be recorded on a company's balance sheet as an asset or liability, depending upon the company's underlying rights or obligations associated with the derivative instrument. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." This statement defers the effective date of SFAS No. 133 to fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is currently considering the impact of this pronouncement.



3.  Affiliated Borrowings

The Company has a revolving loan agreement (the "Loan Agreement") to borrow funds from Borden. The Loan Agreement, as informally amended, provides for a revolving loan facility, at a variable interest rate equal to Borden's cost of funds for 30 day LIBOR borrowings plus 0.50% and has no expiration date at this time. A commitment fee of 0.10% is paid on the unused portion of the revolving loan. The Company had $16,350 of borrowings under the revolving agreement at December 31, 1999.

The Loan Agreement contains certain restrictions on the activities of the Company and its subsidiary, including restrictions on liens, the incurrence of indebtedness, mergers and consolidations, sales of assets, investments, payment of dividends, changes in nature of business, prepayments of certain indebtedness, transactions with affiliates, capital expenditures, changes in control and the use of proceeds from asset sales.

4.  Pension and Retirement Savings Plans

All employees of the Company are covered under a non-contributory defined benefit pension plan provided by Borden (the "Borden Plan"). The Borden Plan provides benefits for employees based on eligible compensation and years of credited service. Additionally, eligible employees may contribute up to 5% of their pay (7% for certain longer service salaried employees) in a defined contribution retirement savings plan, which is currently matched by the Company at 50%. Charges to operations for matching contributions for the Company's employees under the Borden's retirement savings plan in 1999 were $224.

A net pension liability of $653, which approximates the portion of the total pension assets and liabilities of Borden that relates to the employees of the Company, has been reflected in the Company's consolidated balance sheet. The gross pension obligation was allocated to the Company based upon the actuarially determined obligation relating to the Company's employees. The pension expense allocated to the Company for Borden's Plan was $255 during 1999.

Borden's funding of its pension plans equals or exceeds the minimum funding requirements imposed by Federal and foreign laws and regulations. Plan assets consist primarily of equity securities and corporate obligations.

For informational purposes, the funded status of the Borden Plan is as follows:


                                                                              Borden Plan
                                                                                 1999
                                                                             ------------
Change in Benefit Obligation                                                 (in millions)

Benefit obligation at beginning of year                                            $351.0

Service cost                                                                          5.0
Interest cost                                                                        22.2
Actuarial losses                                                                     (5.8)
Foreign currency exchange rate changes                                                0.2
Benefits paid                                                                       (42.0)
Plan amendments                                                                       2.0
Settlements                                                                          (0.3)
                                                                             ------------
Benefit obligation at end of year                                                  $332.3
                                                                             ============

Change in Plan Assets

Fair value of plan assets at beginning of year                                     $347.7
Actual return on plan assets                                                         75.4
Foreign currency exchange rate changes                                                0.2
Employer contribution                                                                 0.7
Benefits paid                                                                       (42.0)
Settlements                                                                          (1.0)
                                                                             ------------
Fair value of plan assets at end of year                                           $381.0
                                                                             ============

Funded Status - plan assets in excess of benefit obligation                        $ 48.7

Unrecognized net actuarial loss                                                      73.3
Unrecognized initial transition loss                                                 (0.4)
Unrecognized prior service cost                                                       6.1
                                                                             ------------
Prepaid pension asset                                                              $127.7
-----------------------------------------------------------------------------------------


The weighted average rates used to determine 1999 net pension expense were as follows:

Discount rate                                                     6.8%
Rate of increase in future compensation levels                    4.2%
Expected long-term rate of   return on plan assets                8.0%

The Company has a recorded liability of $483 at December 31, 1999 for other pension benefits provided under non-qualified plans, which do not meet the reporting requirements of SFAS No. 87. In 1999, the Company recorded expenses of $115 related to these plans.

5.   Non-Pension Postretirement Benefit

     The Company uses Borden sponsored plans to provide certain health and life insurance benefits for eligible retirees and their dependents. The cost of postretirement benefits is accrued during employees' service. Participants who are not eligible for Medicare are provided with the same medical benefits as active employees, while those who are eligible for Medicare are provided with supplemental benefits. The postretirement medical benefits are contributory and the postretirement life insurance benefits are noncontributory. Benefits are funded on a pay-as-you-go basis.


     For informational purposes, the change in benefit obligations of Borden is as follows:


---------------------------------------------------------------------------------------------

                                                                                    Borden
                                                                                     1999
                                                                                -------------
Change in Benefit Obligation                                                    (in millions)

Benefit obligation at beginning of year                                                $107.0

Interest cost                                                                             6.7
Contributions by plan participants                                                        2.2
Actuarial losses                                                                          6.1
Benefits paid                                                                           (12.4)
Plan Amendment                                                                           (6.5)
                                                                                -------------

Benefit obligation at end of year                                                       103.1

Unrecognized net actuarial gain                                                          32.0
Unrecognized prior service benefit                                                       32.4
                                                                                -------------
Accrued postretirement obligation at end of year                                       $167.5
---------------------------------------------------------------------------------------------

The weighted average discount rate used in determining the postretirement benefit obligation at December 31, 1999 was 7.8%. For measurement purposes, health care costs are assumed to increase 8.1% in 2000 grading down gradually to a constant 5.8% annual increase for both pre-65 and post-65 benefits by the year 2004.

Following are the components of Borden's net postretirement benefit recognized
------------------------------------------------------------------------------
for 1999:
---------



                                                                                      Borden
                                                                                       1999
                                                                                    -----------
                                                                                   (in millions)
Interest cost on projected benefit obligation                                             $ 6.7
Amortization of prior service benefit                                                      (8.7)
Immediate recognition of initial obligation                                                 1.0
Recognized actuarial gain                                                                  (2.7)
                                                                                    -----------
Net postretirement benefit                                                                $(3.7)
-----------------------------------------------------------------------------------------------

Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects on the Borden amounts:


                                                                        (in millions)
                                                         1% increase                    1% decrease
                                                  -----------------------        ----------------------
Effect on total service cost and interest
cost components                                     $        0.6                   $       (0.5)

Effect on postretirement benefit obligation                  7.2                           (6.5)
-------------------------------------------------------------------------------------------------------

The Company has a recorded liability of $288 at December 31, 1999 for its share of postretirement benefits provided by Borden. In 1999 the Company recorded expenses of $23 related to these benefits.


6.  Income Taxes

The Company is included in the consolidated income tax return of Borden. The Company accounts for income taxes as if it were filing on a separate return basis. The Company has a limited tax sharing agreement with Borden, whereby the losses generated by the Company are utilized by Borden. The Company will not receive benefit for such losses until and to the extent it pays income tax on the separate return basis.

The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit because it experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting of primarily net operating loss carryforwards.

The tax effects of the Company's significant temporary differences and loss carry forwards which comprise the deferred tax assets and liabilities at December 31, 1999 follows:


------------------------------------------------------------------------------------------------
Deferred tax assets:
  Reserve for doubtful accounts                                                         $   242
  Employee benefits and related items                                                       417
  General insurance                                                                          97
  Other long term liabilities                                                               250
  Loss carryforwards (under tax sharing agreement)                                       10,759
                                                                                 --------------
                                                                                         11,765
  Valuation allowance                                                                    (9,821)
                                                                                 --------------
Total deferred tax assets                                                                 1,944

Deferred tax liabilities:
  Prepaid and other assets                                                                  331
  Equipment and leasehold improvements                                                    1,613
                                                                                 --------------
Total deferred tax liabilities                                                            1,944
                                                                                 --------------
Net deferred tax asset                                                                   $    0
                                                                                 ==============
-----------------------------------------------------------------------------------------------

7.   Commitments and Contingencies

The Company leases office facilities and various types of equipment under operating leases. Lease terms generally range from 3 to 5 years. A portion of the Company's office space is through a sublease agreement with Borden.

Future minimum annual rentals under operating leases at December 31, 1999 are as follows:

------------------------------------------------------------------------------------------
                                                       Affiliated           Non-Affiliated
                                                    --------------------------------------
2000                                                      $1,374                 $  889
2001                                                       1,446                    687
2002                                                       1,519                     62
2003                                                       1,591                     59
2004                                                          --                     18
                                                    --------------------------------------
           Total                                          $5,930                 $1,715
------------------------------------------------------------------------------------------

Total rental expense in 1999 was $1,597, of which $1,446 was affiliated.

8.    Related Parties

In addition to the affiliated borrowings, tax and lease agreements, the Company is engaged in various transactions with Borden and its affiliated companies in the ordinary course of business. Management believes costs associated with these transactions are reasonable based on the agreements, however, the amounts are not necessarily indicative of costs that would have been incurred if the Company operated on a stand alone basis since the business has historically been operated as a division of Borden. Although the Company is a division of Borden, it operates independently. Management fees of $93 have been allocated and are included in the Company's financial statements.

The Company provides certain administrative services to Borden and its affiliated companies at negotiated fees. These services include: processing of payroll as well as active and retiree group insurance claims, securing insurance coverage for catastrophic claims and IT infrastructure outsourcing.

The Company is generally self-insured for general insurance claims and post-employment benefits other than pensions; however, they do participate in Borden sponsored plans with other affiliated businesses. The liabilities for these obligations are included in the Company's financial statements.

The Company also invests excess cash funds held for customers with Borden in one-day investments that totaled $2,750 at December 31, 1999. Interest income from Borden for these one-day investments totaled $98 for 1999.

9.  Common Stock and Stock Options

The Company issued stock options under its Management Stockholders' Agreement in which the fair value is determined by a formula (as defined) and whereby the Company has the right to repurchase the stock and options at certain determinable dates and events.

At December 31, 1999, the Company has granted options to purchase additional 574,655 shares of common stock at an exercise price of $5 per share. During 1999, options for 21,000 shares and 56,000 were cancelled and forfeited, respectively, and 40,250 options were granted. The options expire 10 years from the date of grant and vest ratably over 5 years. The options are generally not transferable and exercisability of the options will accelerate upon a change of control as defined.

The stock options have an exercise price of $5 per share (fair value at date of grant) and a weighted average remaining life of 1.7 years. The fair value of options at the grant date and at December 31, 1999 was less than the exercise price for all options outstanding. Compensation expense for the Company's stock option plan for 1999 based on the provisions of SFAS No. 123 is $106.

10.  Insurance Subsidiary

rSP Insurance Agency, Inc (a wholly owned subsidiary) handles the placement of stop-loss, life and short-term disability insurance for selected customers of the processing business. This subsidiary is a licensed insurance agency in the State of Ohio. Commissions earned on the placement of policies were $694 in 1999.


11.  Discontinued Operations

In the first quarter of 1999, the Company sold its printing business for cash proceeds of $1,518 resulting in a pretax gain of $453. This business was a separate segment of the Company's business as defined by generally accepted accounting principles and as such has been reclassified to discontinued operations in the statements of operations and cash flows.

12.  Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires an enterprise to report financial and descriptive information about its operating segments. In accordance with SFAS No. 131, the Company determined its operating segments on the same basis that is used internally to evaluate segment performance and allocate resources.


Each of the Company's operating segments offers different, but integrated, services with different economic characteristics. The segments within the Company include Consulting, Hosting and Processing services.


The remainder of the Company's results of operations represent general and administrative and selling and marketing functions which are listed in the "Administrative and other" category.

The results of the discontinued operations have not been included in the segment reporting.



-------------------------------------------------------------------------
                                                                  1999
-------------------------------------------------------------------------
 Affiliated Revenues
 Consulting                                                        $  750
 Hosting                                                           11,443
 Processing                                                         3,536
 Other                                                                202
                                                               -----------
 Total                                                           $ 15,931
                                                               ===========
Trade Revenues
 Consulting                                                        $2,241
 Hosting                                                            5,111
 Processing                                                         1,724
 Other                                                                106
                                                               -----------
 Total                                                             $9,182
                                                               ===========

Gross Margin (Deficit)
 Consulting                                                      $(1,741)
 Hosting                                                              753
 Processing                                                       (1,304)
 Other                                                                308
                                                               -----------
 Total                                                           $(1,984)
                                                               ===========

Total Assets
 Consulting                                                        $1,664
 Hosting                                                            5,488
 Processing                                                         5,545
 Administrative and other                                           1,988
                                                               -----------
 Total                                                            $14,685
                                                               ===========

Depreciation and Amortization
 Consulting                                                         $ 708
 Hosting                                                            1,008
 Processing                                                           197
 Administrative and other                                             459
                                                               -----------
 Total                                                            $ 2,372
                                                               ===========

Capital Expenditures
 Consulting                                                         $ 194
 Hosting                                                              833
 Processing                                                           249
 Administrative and other                                              98
                                                               -----------
 Total                                                            $ 1,374
                                                               ===========

13.  Subsequent Events

Subsequent to December 31, 1999, Borden entered into a letter of intent to sell substantially all the assets and certain liabilities of the Company. The transaction has not yet been finalized.

(c)  Pro Forma Combined Financial Information of Interliant, Inc.

     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Interliant, Soft Link and reSOURCE PARTNER been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Interliant, included in its Annual Report on Form 10-K, filed on March 29, 2000, and Soft Link and reSOURCE PARTNER, included elsewhere in this filing.

     The following unaudited pro forma combined condensed financial statements give effect to the acquisitions of Soft Link and reSOURCE PARTNER using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements of Interliant, Soft Link and reSOURCE PARTNER and the businesses acquired in 1999. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

     The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, result in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted.

     The unaudited pro forma combined condensed balance sheet assumes that the acquisitions and equity and debt transactions took place on December 31, 1999, and combines Interliant's audited December 31, 1999 consolidated balance sheet with Soft Link's and reSOURCE PARTNER'S audited December 31, 1999 consolidated balance sheets. The pro forma combined condensed statements of operations assume all of the acquisitions completed through the date of this report took place as of January 1, 1999, and combines Interliant's audited consolidated statement of operations for the year ended December 31, 1999, with Soft Link's and reSOURCE PARTNER'S respective audited statements of operations for the year ended December 31, 1999 as well as the results of operations for acquisitions completed in 1999 from January 1, 1999 through their respective acquisition dates.

                                                   Consolidated Pro Forma Balance Sheet
                                                         As of December 31, 1999

                                                Interliant        reSOURCE
                                                Historical         PARTNER       Soft Link
                                                ----------         -------       ---------
Assets
Current assets:
 Cash and cash equivalents                      $ 27,608,039       $ 457,000      $ 794,651
 Restricted cash                                   1,011,772
 Short-term investments                            3,612,229
 Payroll and benefits funds held for customers                     4,156,000
 Accounts receivable, net                         13,981,358       2,491,000      6,508,922
 Prepaid and other current assets                  3,469,763       1,163,000        372,391
                                             ------------------------------------------------
  Total current assets                            49,683,161       8,267,000      7,675,964
                                             ------------------------------------------------

 Furniture, fixtures and equipment, net           18,199,010       6,354,000        362,737
 Intangibles, net                                 93,636,201
 Other assets                                      1,356,696          64,000
                                             ------------------------------------------------
    Total assets                                $162,875,068    $ 14,685,000    $ 8,038,701
                                             ================================================

Liabilities and stockholders' equity
Current liabilities:
  Notes payable and current portion
    of long-term debt                            $ 1,211,835    $ 16,350,000
  Accounts payable                                 8,359,040       2,952,000         96,943
  Accrued expenses                                 7,342,551                      1,529,821
  Payroll and benefits funds held for customers                    4,156,000
  Deferred revenue                                 5,883,549
  Other current liabilities                                        1,439,000
                                             ------------------------------------------------
   Total current liabilities                      22,796,975      24,897,000      1,626,764
                                             ------------------------------------------------

Other liabilities                                                  1,568,000
Long-term debt, less current portion               2,503,211
7% Convertible subordinated notes

Stockholders' equity:
  Common stock                                       446,011          38,000          1,000
  Additional paid-in capital                     201,922,128      18,759,000
  Deferred compensation                                    -
  Other comprehensive income                          28,840
  Treasury stock                                                     (69,000)
  Accumulated deficit                            (64,822,097)    (30,508,000)     6,410,937
                                             ------------------------------------------------
   Total stockholders' equity                    137,574,882     (11,780,000)     6,411,937
                                             ------------------------------------------------

   Total liabilities and stockholders' equity   $162,875,068    $ 14,685,000    $ 8,038,701
                                             ================================================




                                                   Pro Forma
                                                  Adjustments                  Pro Forma
                                                  -----------                  ---------
Assets
Current assets:
 Cash and cash equivalents                       $ 166,205,250  (1),(2),(4)   $195,064,940
 Restricted cash                                                                 1,011,772
 Short-term investments                                                          3,612,229
 Payroll and benefits funds held for customers                                   4,156,000
 Accounts receivable, net                             (364,000) (3)             22,617,280
 Prepaid and other current assets                      (56,000) (3)              4,949,154
                                             ------------------          ------------------
  Total current assets                             165,785,250                 231,411,375
                                             ------------------          ------------------

 Furniture, fixtures and equipment, net               (245,000) (3)             24,670,747
 Intangibles, net                                   56,217,772  (4)            149,853,973
 Other assets                                        5,394,750  (1)              6,815,446
                                             ------------------          ------------------
    Total assets                                 $ 227,152,772                $412,751,541
                                             ==================          ==================

Liabilities and stockholders' equity
Current liabilities:
  Notes payable and current portion
    of long-term debt                             $(16,350,000) (3)            $ 1,211,835
  Accounts payable                                    (605,000) (3)             10,802,983
  Accrued expenses                                     724,775  (4)              9,597,147
  Payroll and benefits funds held for customers                                  4,156,000
  Deferred revenue                                                               5,883,549
  Other current liabilities                           (437,000) (3)              1,002,000
                                             ------------------          ------------------
   Total current liabilities                       (16,667,225)                 32,653,514
                                             ------------------          ------------------

Other liabilities                                   (1,568,000) (3)                      -
Long-term debt, less current portion                                             2,503,211
7% Convertible subordinated notes                  164,825,000  (1)            164,825,000

Stockholders' equity:
  Common stock                                         (18,161) (2),(4)            466,850
  Additional paid-in capital                        56,415,095  (2),(3), (4)   277,096,223
  Deferred compensation                                                                  -
  Other comprehensive income                                                        28,840
  Treasury stock                                        69,000  (4)                      -
  Accumulated deficit                               24,097,063  (4)            (64,822,097)
                                             ------------------          ------------------
   Total stockholders' equity                       80,562,997                 212,769,816
                                             ------------------          ------------------

   Total liabilities and stockholders' equity    $ 227,152,772                $412,751,541
                                             ==================          ==================


                                   Pro Forma Condensed Combined Statement of Operations
                                           For the Year Ended December 31, 1999


                                                    Companies         Companies
                                   Interliant      Acquired in       Acquired in        Pro Forma
                                   Historical        1999 (5)          2000 (6)        Adjustments            Pro Forma
                                 ---------------  ---------------  -----------------  --------------       ----------------
Service revenues                    $47,114,095      $32,960,172       $ 57,560,457     $(4,595,994) (8)      $133,038,730

Costs and expenses:
 Cost of service revenues            27,513,710       23,027,220         49,524,350     (13,658,623) (7), (8)   86,406,657
 Sales and marketing                 17,236,121        3,181,832          5,221,351                             25,639,304
 General and administrative          29,062,596        8,079,910          5,542,238      10,239,480  (7)        52,924,224
 Depreciation                         6,051,296          943,252          2,372,000        (365,704) (8)         9,000,844
 Amortization of intangibles         22,068,815                                          24,842,127  (9)        46,910,942
                                 ---------------  ---------------  -----------------  --------------       ----------------
Total costs and expenses            101,932,538       35,232,214         62,659,939      21,057,280            220,881,971
                                 ---------------  ---------------  -----------------  --------------       ----------------

Operating income (loss)             (54,818,443)      (2,272,042)        (5,099,482)    (25,653,274)           (87,843,241)

Interest income (expense)               886,444         (145,426)          (479,710)        669,297  (8)           930,605
Other income (expense)                                    (4,877)           493,883        (371,675) (8)           117,331
                                 ---------------  ---------------  -----------------  --------------       ----------------

Income (loss) before income tax     (53,931,999)      (2,422,345)        (5,085,309)    (25,355,652)           (86,795,305)
Provision for income tax                                 193,166            120,000        (313,166) (10)                -
                                 ---------------  ---------------  -----------------  --------------       ----------------
Net income (loss)                  $(53,931,999)     $(2,615,511)      $ (5,205,309)   $(25,042,486)          $(86,795,305)
                                 ===============  ===============  =================  ==============       ================

Net loss per share - basic
and diluted                            $ (1.50)                                                                   $ (2.22)
Weighted-average shares
outstanding                          35,837,523                                                                 39,108,877


Notes to Pro Forma Condensed Combined Financial Information

     The following adjustments were applied to Interliant's Consolidated Financial Statements and the financial data of the companies acquired by Interliant since January 1, 1999 to arrive at the unaudited Pro Forma Combined Financial Information.

(1) To record issuance of $154.8 million of 7% Subordinated Convertible Notes due 2005 in an underwritten offering, including the partial exercise of the underwriters' overallotment option, in February 2000, net of offering costs payable directly by Interliant, and the issuance of $10.0 million of 7% Subordinated Convertible Notes in a private placement in March 2000.

(2) To record receipt of proceeds of $27.5 million from the sale of 787,881 shares of common stock in private placements in January and February 2000 at prices ranging from $33.50 to $35.76 per share.

(3) To reflect carve-out of non-acquired assets and non-assumed liabilities of reSOURCE PARTNER, Inc. and subsidiary as of December 31, 1999. Such assets and liabilities are included in the audited financial statements of reSOURCE PARTNER for the year ended December 31, 1999.

(4) To reflect purchase consideration for acquisitions of Soft Link, Inc. and reSOURCE PARTNER, Inc. and subsidiary, both of which were completed on February 29, 2000. The purchase price for Soft Link consisted of cash of $18.2 million, and the issuance of 254,879 shares of common stock valued at $36.80 per share, the elimination of the acquired company's net equity and record intangible assets arising from the acquisition. Future contingent consideration payments up to $10.0 million have not been recorded for pro forma purposes since the determination will not be made until December 31, 2000. The purchase price for reSOURCE PARTNER consisted of cash of $2.5 million, and the issuance of 1,041,179 shares of common stock valued at $36.80 per share, the elimination of the acquired company's net equity and record intangible assets arising from the acquisition.

(5) The following table presents the statements of operations for acquisitions completed during 1999 for the period January 1, 1999 through the respective acquisition dates. Acquisitions that were deemed insignificant as per Rule 3-05 of Regulation S-X are aggregated in the Other Acquisitions column.


                                                           Net Daemons    Interliant      Sales         Other         Companies
                              Telephonetics      Digiweb   Associates       Texas       Technology   Acquisitions  Acquired in 1999
                              -------------      -------   ----------       -----       ----------   ------------  ----------------
Service revenues                  $ 331,182    $ 237,300    $ 836,289    $ 3,501,602    $ 1,205,887    $ 26,847,912    $ 32,960,172

Costs and expenses:
 Cost of service revenues            47,387       62,003      466,929      2,149,276        515,625      19,786,000      23,027,220
 Sales and marketing                 69,711          -         12,122      1,508,576            -         1,591,423       3,181,832
 General and administrative         201,261       82,979      285,395      1,289,018        674,679       5,546,578       8,079,910
 Depreciation                         6,000       25,000       16,206        532,192         50,000         313,854         943,252
 Amortization of intangibles            -
                                  -------------------------------------------------------------------------------------------------
Total costs and expenses            324,359      169,982      780,652      5,479,062      1,240,304      27,237,855      35,232,214
                                  -------------------------------------------------------------------------------------------------

Operating income (loss)               6,823       67,318       55,637     (1,977,460)       (34,417)       (389,943)     (2,272,042)

Interest income (expense)            (1,873)    (148,460)     (26,903)        31,810       (145,426)
Other income (expense)                  -         (4,877)      (4,877)
                                  -------------------------------------------------------------------------------------------------

Income (loss) before income tax       6,823       67,318       53,764     (2,125,920)       (61,320)       (363,010)     (2,422,345)
Provision for income tax             13,313      179,853      193,166
                                  -------------------------------------------------------------------------------------------------
Net income (loss)                 $   6,823    $  67,318    $  40,451    $(2,125,920)   $   (61,320)   $   (542,863)   $ (2,615,511)
                                  =================================================================================================

(6) The following table presents the statements of operations for acquisitions completed during 2000 for the period January 1, 1999 through December 31, 1999.



                                        reSOURCE          Soft              Companies
                                         PARTNER          Link           Acquired in 2000
                                         -------          ----           ----------------
Service revenues                        $ 25,113,669    $ 32,446,788          $ 57,560,457

Costs and expenses:
 Cost of service revenues                 27,097,363      22,426,987            49,524,350
 Sales and marketing                       3,005,361       2,215,990             5,221,351
 General and administrative                3,434,794       2,107,444             5,542,238
 Depreciation                              2,372,000                             2,372,000
 Amortization of intangibles                                                             -
                                     ------------------------------------------------------
Total costs and expenses                  35,909,518      26,750,421            62,659,939
                                     ------------------------------------------------------

Operating income (loss)                  (10,795,849)      5,696,367            (5,099,482)

Interest income (expense)                   (501,893)         22,183              (479,710)
Other income (expense)                       371,675         122,208               493,883
                                     ------------------------------------------------------

Income (loss) before income tax          (10,926,067)      5,840,758            (5,085,309)
Provision for income tax                                     120,000               120,000
                                     ------------------------------------------------------
Net income (loss)                       $(10,926,067)    $ 5,720,758          $ (5,205,309)
                                     ======================================================


(7) To reclassify Interliant Texas customer service costs and reSOURCE PARTNER general and administrative costs to conform to Interliant, Inc.'s presentation.

(8) To carve-out results of operations and intercompany interest charges for reSOURCE PARTNER businesses and intercompany liabilities which were not acquired or assumed, respectively, but were included in the reSOURCE PARTNER audited financial statements for the year ended December 31, 1999.

(9) To record amortization of intangibles arising as a result of acquisitions for the period from January 1, 1999 to acquisition date based on amortization periods ranging from one to five years.

(10) To record elimination of income tax provision due to consolidated pre-tax loss.